Exhibit 10.5

NONQUALIFIED STOCK OPTION AGREEMENT

GLYCOGENESYS, INC.

2003 OMNIBUS INCENTIVE PLAN

__________________________________

[Name of Employee or Outside Director]

[Title]

Dear [                    ]:

This Agreement confirms the grant of an option to you effective                      (the “Effective Date”) under the GlycoGenesys, Inc. 2003 Omnibus Incentive Plan (the “Plan”), upon the terms and conditions described herein. A copy of the Plan is being furnished to you concurrently with the execution of this Agreement.

1. Grant of Option.

(a) Pursuant to action of the Committee under the Plan, GlycoGenesys, Inc. (the “Company”) hereby grants to you an option to purchase (hereinafter called the “Option”), subject to the terms and conditions hereinafter set forth, an aggregate of                  shares of the Common Stock of the Company (the “Shares”) at a per share purchase price equal to          dollars ($        ) (the “Exercise Price”). The Option shall constitute a Nonqualified Stock Option within the meaning of the Plan. This grant is a matter of separate inducement and is not in lieu of salary or other compensation for your services

(b) The number of shares under the Option and the Exercise Price shall be adjusted by the Committee, and you shall be entitled to such adjustment, upon the occurrence of any event described in Section 11 of the Plan. An equitable adjustment shall be determined by the Committee in good faith.

2. Vesting and Exercisability.

(a) Unless accelerated under paragraph (b) below, this Option shall become fully vested and exercisable as follows:

                 of the Shares shall become vested and exerciseable each              from the Effective Date.

(b) Upon the occurrence of a Change in Control of the Corporation as defined in the Plan, the Option shall become fully vested and immediately exercisable with respect to all of the Shares.

3. Exercise Requirements and Term.

(a) If fewer than the number of Shares then available for purchase pursuant to the Option are purchased at any time under this Agreement, you may purchase the remaining Shares at any subsequent time during the term of the Option. The Option shall not be exercised for fractional shares. Notation of any partial exercise will be made by the Company on Schedule 1 hereto.

(b) The Option is exercisable by you only while you are in the employ of, or providing service to, the Company or its subsidiaries as an employee, member of the Board or independent consultant, except as otherwise provided in the Plan.

(c) The term of the Option shall also expire, and it shall cease to be exercisable, on the tenth anniversary of the Effective Date.

4. Method of Exercise and Payment.

(a) Exercise of the Option shall be by written notice, in a form substantially as attached to this Agreement as Schedule A, delivered or mailed to the Secretary of the Company at its principal office and specifying the number of Shares as to which the Option is being exercised and identifying the Option by date of grant. Such notice shall be accompanied by the full amount of the Exercise Price for the Shares to be purchased in cash or by certified check, or by delivery of whole shares of Common Stock owned by you for at least six months (“Optionee Stock”) in full or partial payment of the Exercise Price. You will receive a credit against the purchase price of the Shares as to which the Option is being exercised equal to the Fair Market Value of such Optionee Stock as of the close of the business day immediately preceding the date of delivery of the notice of election to exercise the Option. Any Optionee Stock being delivered must be accompanied by a duly executed assignment to the Company in blank or with stock powers attached, together with a written representation that such shares of Optionee Stock are owned by you free and clear of all liens, claims and encumbrances and such other representations as the Company shall determine. Only whole shares of Optionee Stock with a Fair Market Value up to, but not exceeding, the Exercise Price of the Shares as to which the Option is being exercised will be accepted hereunder. Delivery of the Shares of Optionee Stock may be made at the office of the Company or at the offices of the transfer agent appointed for the transfer of shares of the Company. The Committee may, in its discretion, refuse to accept any tendered payment in the form of Shares, in which case it shall deliver the tender back to you and notify you of its refusal. In order to preserve your rights under any Option, you must, within three business days after such notification, tender to the Company the cash or certified check required to pay for the Shares with respect to which such Option is being exercised. If Common Stock is publicly traded, the Committee, in its discretion, may also permit you to pay the Exercise Price in cash by delivering to the Company a copy of irrevocable instructions to a broker to deliver promptly to the Company an amount of sale or loan proceeds.

(b) It shall be a condition to the Company’s obligation to deliver Common Shares upon exercise of any portion of the Option that you pay, or make provisions satisfactory to the Company, for the payment of any taxes which the Company or any subsidiary is obligated to withhold or collect with respect to such exercise or otherwise with respect to the Option.

5. Transferability. Except as provided below, your rights under the Option may not be transferred or encumbered by you, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Code), and this Option may be only exercised by you during your lifetime. You may transfer your rights under the Option as a gift to family members, one or more trusts for the benefit of family members, or one or more partnerships of which family members are the only partners, if such a transfer is approved by the Committee and you receive no consideration for the transfer and the transferred Option remains subject to the same terms and conditions as were applicable immediately before the transfer.

6. Registration. The exercise of this Option and the delivery of Shares hereunder will be subject to the completion of any registration or qualification of the Options or the Shares under state or federal securities laws, the requirements of any stock exchange or similar organization, or under any ruling or regulation of any governmental body or national securities exchange that the Company determines to be applicable.

7. Incorporation of Plan Provisions. This Agreement is made pursuant to the Plan and is subject to all the terms and provisions of the Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the Plan.

8. Shareholder Rights. You shall not be, nor have any of the rights or privileges of, a holder of Common Stock in respect of any Shares purchasable upon the exercise of the Option, including any rights regarding voting or payment of dividends, unless and until a certificate representing such Shares has been delivered to you.

9. Miscellaneous. This Agreement: (a) shall be binding upon and inure to the benefit of any successor of the Company and your successors, assigns and estate, including your executors, administrators and trustees; (b) shall be governed by the laws of the Commonwealth of Massachusetts and any applicable laws of the United States; and (c) may not be amended except in writing and signed by both parties hereto.

It is your intent and that of the Company that this Option is not classified as an “incentive stock option” within the meaning of Section 422(b) of the Code, and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

To confirm your acceptance of the foregoing, please sign and return one copy of this Agreement to                         , Secretary, GlycoGenesys, Inc.

GLYCOGENESYS, INC.

By:
ACCEPTED AND AGREED:

Date:

SCHEDULE A

NONQUALIFIED STOCK OPTION EXERCISE FORM

__________________________________
(Date)

GlycoGenesys, Inc.

31 Saint James Avenue - 8th Floor

Boston, Massachusetts 02216

Attention:                 , Secretary

Dear Sir/Madam:

The undersigned elects to exercise the Option to purchase              shares of the Common Stock of GlycoGenesys, Inc. (the “Company”) under and pursuant to the Nonqualified Stock Option Agreement (the “Agreement”) between the Company and the undersigned dated as of                 .

Delivered herewith in payment of the option price is: [(1)] a certified check in the amount of $                ; [and/or (2)] certificates for          shares of common stock of the Company, valued at $                 with appropriate stock powers attached thereto, which shares have been owned by the undersigned for at least six months and are free and clear of all liens, claims and encumbrances.]

I hereby authorize the Company or any subsidiary corporation by which I am employed to withhold from any cash compensation paid to me, or in my behalf, an amount sufficient to discharge any Federal, State and local wage withholding taxes imposed on the Company, or the subsidiary corporation by which I am employed, in respect of my exercise of the Option. I agree that the Company, or the subsidiary corporation by which I am employed, may, in its discretion, hold the stock certificate to which I am entitled upon exercise of the Option, as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated.

Optionee

SCHEDULE 1

NOTATION AS TO PARTIAL EXERCISE

Date of Exercise	Number of Shares Purchased	Balance of Shares on Option	Company Secretary or Ass’t. Secretary Signature	Notation Date